UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant     √

Filed by a Party other than the Registrant     ⁫

Check the appropriate box:

⁫	Preliminary Proxy Statement

⁫	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

√	Definitive Proxy Statement

⁫	Definitive Additional Materials

⁫	Soliciting Material Pursuant to §240.14a-12

FUTUREFUEL CORP.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

√	No fee required.

⁫	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

⁫	Fee paid previously with preliminary materials.

⁫

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

8235 Forsyth Blvd. - 4th Floor

Clayton, Missouri 63105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 12, 2013

July 8, 2013

TO THE SHAREHOLDERS OF FUTUREFUEL CORP.

Notice is hereby given that the annual meeting of shareholders of FutureFuel Corp. will be held on Monday, August 12, 2013 at 8235 Forsyth Blvd., 8th Floor, Clayton, Missouri 63105 at 10:00 a.m. local time, for the following purposes:

(1)	to elect two directors: Edwin A. Levy and Donald C. Bedell;

(2)	to ratify the appointment of RubinBrown LLP as our independent auditor for the year ending December 31, 2013; and

(3)	to transact such other business as may properly come before the meeting.

The record date for the determination of holders of our common stock entitled to notice of and to vote at the annual meeting of shareholders is July 1, 2013. Only shareholders of record at the close of business on the record date will be entitled to vote at the annual meeting or any adjournment thereof. It is important that your shares be represented at this meeting to help ensure the presence of a quorum.

By Order of the Board of Directors,

Ann P. Faitz, Secretary

PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR AT THE MEETING.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 12, 2013

This notice, the proxy statement attached to this notice, and our annual report to shareholders for the year ended December 31, 2012 are available free of charge on the “Investor Relations” page of our website at http://ir.futurefuelcorporation.com/proxy.cfm.

8235 FORSYTH BLVD., 4TH FLOOR

CLAYTON, MISSOURI 63105

PROXY STATEMENT

This Proxy Statement contains information relating to the 2013 annual meeting of shareholders of FutureFuel Corp. (or the Company, we, us, or our). Through this mailing, our board of directors is soliciting proxies for this annual meeting. Our Annual Report for the year ended December 31, 2012 is also enclosed with this Proxy Statement, as are proxy cards. These documents provide important information about our business, including audited financial statements.

Date, Time, and Place Information.

Date, Time, and Place of the Meeting.

The 2013 annual meeting of our shareholders will be held at 8235 Forsyth Blvd., 8th Floor, Clayton, Missouri 63105 on Monday, the 12th day of August, 2013 at 10:00 a.m., local time, subject to adjournments or postponements.

Approximate Date on Which this Proxy Statement Is First Sent to Security Holders.

This Proxy Statement, the form of proxy included herein, and our Annual Report are first being sent or delivered to security holders on or around July 8, 2013.

Shareholder Proposals for the Next Annual Meeting.

Any shareholder desiring to make a proposal to be acted upon at the 2014 annual meeting of our shareholders must present such proposal to us at our principal office set forth above by March 10, 2014 for the proposal to be considered for inclusion in our proxy statement and form of proxy for that annual meeting.

In addition to any other applicable requirements, for business properly to be brought before an annual meeting by a shareholder (including business not to be considered for inclusion in our proxy statement), our bylaws provide that the shareholder must have given timely notice thereof in proper written form to our corporate secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive office, 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105, not less than 30 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 20th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder’s notice to our corporate secretary must set forth in writing as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting; (ii) the name and address, as they appear on our books, of the shareholder proposing such business; (iii) the class and number of shares of our stock which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. If a shareholder desires to submit a proposal to be acted upon at our 2014 annual meeting but not included in our proxy statement and form of proxy for that meeting, such shareholder must satisfy the advance notice provisions of our bylaws described in the following paragraph.

Shareholder nominations for director must comply with the notice and informational requirements described above for other shareholder proposals, as well as additional information that would be required under applicable United States Securities and Exchange Commission (or SEC) proxy rules and the policies of the nominating/corporate governance committee of our board, particularly appendices A, B, and C of our nominating/corporate governance committee charter. A copy of our nominating/corporate governance committee charter may be found on our internet web site at http://ir.futurefuelcorporation.com/governance.cfm. In addition, a copy may be obtained free of charge through a written request to us at our principal executive office set forth above, attention corporate secretary.

Matters to Be Voted Upon.

The following matters are to be voted upon at the 2013 annual meeting of our shareholders.

PROPOSAL ONE - ELECTION OF DIRECTORS

Our board has nominated two persons for election to our board at the 2013 annual meeting of our shareholders: Edwin A. Levy and Donald C. Bedell, each as a Class A director.

Edwin A. Levy.

Mr. Levy has been a member of our board since November 2005. In 1979, Mr. Levy co-founded Levy, Harkins & Co., Inc., an investment advisory firm, where he now serves as chairman of the board and individual advisor. Mr. Levy was a director of Traffix, Inc. between November 1995 and 2006, and served as a member of its audit committee and stock options committee. He is a director of World Point Terminals, Inc., a Delaware company based in Missouri which owns and operates petroleum storage facilities in the United States. In the past five years Mr. Levy was a director of Forward Industries, Inc., a publicly-held company in the business of designing, manufacturing, and distributing custom carrying case solutions, and World Point Terminals Inc., a Canadian and Toronto Stock Exchange predecessor to World Point Terminals, Inc.

Our board believes that Mr. Levy’s experience, knowledge, skills, and expertise as a member of our board and his knowledge of our operations and business strategies gained over his six plus years of service to us in that capacity provide valuable perspective to our board and add significant value. Additionally, Mr. Levy’s finance and investment experience from his involvement with Levy, Harkins & Co., Inc. is integral to our board’s assessment of our business opportunities and strategic options. Finally, Mr. Levy’s service and experience as a director for other boards, including active involvement in strategic planning for those companies, strengthens the governance and functioning of our board.

Donald C. Bedell.

Mr. Bedell has been a member of our board since March 17, 2008. Mr. Bedell is chairman of the board of privately held Castle Partners and its affiliates, based in Sikeston, Missouri, which operate over 35 skilled nursing, health care, pharmaceutical, hospice, and therapy facilities throughout Missouri and other states. Mr. Bedell is a director of First Community Bank of Batesville, Arkansas and is a member of the executive committee of such bank and its holding company. He is also a director of World Point Terminals, Inc., serving as chairman of World Point’s Corporate Governance and Human Resources Committees. FutureFuel Corp.’s chairman, Paul A. Novelly, is the chairman of the board of World Point Terminals, Inc. In the past five years, Mr. Bedell has served on the board of directors of World Point Terminals Inc., a Canadian and Toronto Stock Exchange predecessor to World Point Terminals, Inc.

Our board believes that Mr. Bedell’s experience, knowledge, skills, and expertise acquired as the chairman at Castle Partners, including experience and understanding of business strategy formation and execution from both a board and management perspective, add significant value to our board. Additionally, Mr. Bedell’s service and experience as a director for other boards, including active involvement in strategic planning for those companies, strengthens the governance and functioning of our board.

Under our certificate of incorporation, our directors are divided into three classes, which serve for staggered three-year terms. Both of these individuals are standing for reelection. Each was most recently re-elected as a Class A director at our 2010 annual shareholder meeting. Each nominee has agreed, if elected at the 2013 annual meeting of our shareholders, to serve as a Class A member of our board for a three-year term expiring in 2016.

The persons named as attorneys-in-fact in the accompanying shareholder proxy card will vote for the election of the nominees listed above as director, unless authority to so vote is withheld. Although our board expects that the nominees will be available for election, in the event a vacancy in the slate of nominees occurs, shares of our common stock represented by proxies will be voted for the election of a substitute nominee selected by the persons named as attorneys-in-fact in the accompanying shareholder proxy card.

The names of the nominees for election and the other continuing members of our board, and certain other information with respect to such persons, are set forth below.

Nominees For Election as a Class A Director

For the Three-Year Term Expiring in 2016

Name, Age, and Positions with the Company	Director of the Company Since
Edwin A. Levy, 76. Mr. Levy has been a member of our board since November 26, 2005.	2005
Donald C. Bedell, 72. Mr. Bedell has been a member of our board since February 26, 2008.	2008

Continuing Directors

Name, Age, and Positions with the Company	Class	Term Expiring	Director of the Company Since
Lee E. Mikles, 57. Mr. Mikles has been our president and a member of our board since inception. In addition, he served as our chief executive officer until January 2013 and principal financial officer before our acquisition of FutureFuel Chemical Company and thereafter through January 31, 2008.	B	2014	2005
Paul A. Novelly, 69. Mr. Novelly has been our chairman and a member of our board since inception; he has been our chief executive officer since January 2013.	C	2015	2005
Paul G. Lorenzini, 73. Mr. Lorenzini has been a member of our board since January 8, 2007 and our chief operating officer since April 21, 2008.	C	2015	2007
William J. Doré, 70. Mr. Doré has served on our board since August 13, 2012.	C	2015	2012
Thomas R. Evans, 58. Mr. Evans has been a member of our board since May 24, 2006.	B	2014	2006
Paul M. Manheim, 64. Mr. Manheim has been a member of our board since April 5, 2011.	B	2014	2011

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

PROPOSAL TWO - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT

RubinBrown LLP has been our independent auditor for the fiscal years ending December 31, 2008 through December 31, 2012. On May 6, 2013, our board took action to approve the retention of the accounting firm of RubinBrown LLP as the independent auditor for us for the fiscal year ending December 31, 2013 and now seeks shareholder ratification of the appointment of RubinBrown LLP as our independent auditor for the fiscal year ended December 31, 2013. A representative from the firm is expected to be present at the 2013 annual meeting of our shareholders and will have an opportunity to make a statement if he desires to do so and will be available to respond to shareholder questions. Additional information regarding our independent auditor is set forth under the caption “Independent Public Accountants” beginning at page 28 below. If our shareholders do not ratify the appointment of RubinBrown LLP, our board will consider the selection of other auditors.

In light of the foregoing, we ask our shareholders to vote on the following resolution at the 2013 annual meeting of our shareholders.

RESOLVED, that the shareholders of the Company ratify the selection of RubinBrown LLP as the Company’s independent auditor for the fiscal year ended December 31, 2013.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

Revocability of Proxy.

Execution and return of a proxy card will not in any way affect a shareholder’s right to attend and to vote in person at the 2013 annual meeting of our shareholders. Any proxy may be revoked by the shareholder giving it, at any time prior to its being voted, by: (i) filing a notice of revocation with our corporate secretary at 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105; (ii) executing and delivering a duly executed proxy bearing a later date; or (iii) attending the 2013 annual meeting of our shareholders and voting in person. A notice of revocation need not be on any specific form. Attendance at the 2013 annual meeting of our shareholders will not by itself constitute revocation of a proxy.

Dissenters Rights of Appraisal.

There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the 2013 annual meeting of our shareholders.

Persons Making the Solicitation.

The solicitation in this Proxy Statement is being made by us. We will solicit proxies by mail or by telephone, and our directors, officers, and employees also may solicit proxies, without additional compensation, on our behalf. We will not be using any specially engaged employees or paid solicitors. All expenses incurred in this solicitation will be paid by us. Banks, brokerage houses, and other institutions, nominees, and fiduciaries will be requested to forward the proxy materials to beneficial owners and to obtain authorization for the execution of proxies.

None of our directors has informed us in writing that he intends to oppose any action intended to be taken by us at the 2013 annual meeting of our shareholders.

Interest of Certain Persons in Matters to be Acted Upon.

None of our directors, executive officers, the nominees for director, or any of their associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2013 annual meeting of our shareholders.

Voting Securities and Principal Holders Thereof.

Voting Securities.

We only have one class of voting stock outstanding, and that is our common stock. As of July 1, 2013 (the record date for our 2013 annual shareholder meeting), there were outstanding 43,334,441 shares of our common stock. Each share of our common stock issued and outstanding on the record date is entitled to one vote on each proposal at the 2013 annual meeting of our shareholders.

Record Date.

Our board has fixed the close of business on July 1, 2013 as the record date for the determination of our shareholders entitled to receive notice of, and to vote at, the 2013 annual meeting of our shareholders. Accordingly, only holders of record of shares of our common stock at the close of business on the record date are entitled to notice of the 2013 annual meeting of our shareholders and to attend and vote at such meeting.

Cumulative Voting Rights.

Holders of our common stock do not have cumulative voting rights.

Security Ownership of Certain Beneficial Owners.

The following table sets forth the number and percentage of shares of our common stock owned by all persons known by us to be the beneficial owners of more than 5% of our shares of common stock as of July 1, 2013.

Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Stock
Paul A. Novelly, 8235 Forsyth Blvd., 4th Floor, Clayton, MO 63105(a)	17,725,100	40.9%
Lee E. Mikles, 1486 E. Valley Road, Santa Barbara, CA 93108(b)	2,374,850	5.5%
SOF Investments, L.P., 645 5th Avenue, 21st Floor, New York, NY 10022(c)	2,624,522	6.1%

__________

(a)

Includes 16,835,100 shares of common stock held by St. Albans Global Management, Limited Partnership, LLLP, 625,000 shares of common stock held by Apex Holding Co., and 265,000 shares of common stock held by Mr. Novelly. Mr. Novelly is the chief executive officer of both of these entities and thereby has voting and investment power over such shares, but he disclaims beneficial ownership except to the extent of a minor pecuniary interest.

(b)

Includes 2,095,500 shares of common stock held by the Lee E. Mikles Revocable Trust dated March 26, 1996, 5,000 shares held by Mr. Mikles’ IRA account, and 25,000 shares held by an SEP. Also includes 120,000 shares of common stock held by the Lee E. Mikles Gift Trust dated October 6, 1999, as to which Mr. Mikles is the settlor of the trust, but is not a trustee or a beneficiary. Mr. Mikles disclaims beneficial ownership of the shares owned by the Gift Trust. Also includes 27,500 shares held by the Alison L. Mikles Irrevocable Trust. Miss Mikles is the minor child of Mr. Mikles and lives in Mr. Mikles’ household. However, Mr. Mikles is not the trustee or beneficiary of such trust and disclaims beneficial ownership. Also includes 88,750 shares of common stock held by Lori Mikles, the spouse of Mr. Mikles. Mr. Mikles disclaims beneficial ownership thereof. Also includes 1,000 shares held for the benefit of Mr. Mikles’ daughter and 11,100 shares held for the benefit of Mrs. Mikles’ sons. The children are minors and live in Mr. Mikles’ household, but Mr. Mikles disclaims beneficial ownership of such shares. Finally, includes 1,000 shares held in an IRA for Mr. Mikles’ spouse, which account is controlled by Mr. Mikles.

(c)

Based solely upon review of a Schedule 13G filed on February 14, 2013, SOF Investments, L.P. is the record and direct beneficial owner of 2,624,522 shares of our common stock. MSD Capital, L.P. is the general partner of SOF Investments, L.P. and may be deemed to indirectly beneficially own securities owned by SOF Investments, L.P., and MSD Capital Management LLC is the general partner of MSD Capital, L.P. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management, LLC. Michael S. Dell is the controlling member of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management, LLC.

Security Ownership of Management.

The following table sets forth information, as of July 1, 2013, regarding the beneficial ownership of our common stock by each of our directors and executive officers and the executive officers of FutureFuel Chemical Company. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them and none of such shares have been pledged as security.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock
Paul A. Novelly(a)	17,725,100	40.9%
Lee E. Mikles(b)	2,374,850	5.5%
Paul G. Lorenzini(c)	719,877	1.7%
Edwin A. Levy(d)	288,750	0.7%
Thomas R. Evans	45,000	0.1%
Donald C. Bedell(e)	45,097	0.1%
Paul M. Manheim	10,000	*
William J. Doré	300,000	0.7%
Sam Dortch(f)	55,154	0.1%
Rose Sparks	9,432	*

All directors and executive officers	21,573,260	49.8%

__________

(a)

Includes 16,835,100 shares of common stock held by St. Albans Global Management, Limited Partnership, LLLP, 625,000 shares of common stock held by Apex Holding Co., and 265,000 shares of common stock held by Mr. Novelly. Mr. Novelly is the chief executive officer of both of these entities and thereby has voting and investment power over such shares, but he disclaims beneficial ownership except to the extent of a minor pecuniary interest.

(b)

Includes 2,095,500 shares of common stock held by the Lee E. Mikles Revocable Trust dated March 26, 1996, 5,000 shares held by Mr. Mikles’ IRA account, and 25,000 shares held by an SEP. Also includes 120,000 shares of common stock held by the Lee E. Mikles Gift Trust dated October 6, 1999, as to which Mr. Mikles is the settlor of the trust, but is not a trustee or a beneficiary. Mr. Mikles disclaims beneficial ownership of the shares owned by the Gift Trust. Also includes 27,500 shares held by the Alison L. Mikles Irrevocable Trust. Miss Mikles is the minor child of Mr. Mikles and lives in Mr. Mikles’ household. However, Mr. Mikles is not the trustee or beneficiary of such trust and disclaims beneficial ownership. Also includes 88,750 shares of common stock held by Lori Mikles, the spouse of Mr. Mikles. Mr. Mikles disclaims beneficial ownership thereof. Also includes 1,000 shares held for the benefit of Mr. Mikles’ daughter and 11,100 shares held for the benefit of Mr. Mikles’ sons. The children are minors and live in Mr. Mikles’ household, but Mr. Mikles disclaims beneficial ownership of such shares. Finally, includes 1,000 shares held in an IRA for Mr. Mikles’ spouse, which account is controlled by Mr. Mikles.

(c)

Includes 55,000 shares of common stock owned by Mr. Lorenzini’s spouse; Mr. Lorenzini disclaims beneficial ownership thereof. Includes 5,000 shares owned by the Lorenzini Friends and Family Gift Trust, a trust established by Mr. Lorenzini and his spouse, as to which Mr. Lorenzini and his spouse are the trustees but not the beneficiaries; Mr. Lorenzini disclaims any beneficial interest in the shares of our common stock held by this trust.

(d)

Includes 6,500 shares of common stock held in an IRA established by Mr. Levy. Does not included 1,275 shares of our common stock owned by The Edwin A. Levy Charitable Foundation, Inc., a New York not-for-profit corporation as to which Mr. Levy is a founder and director but not a beneficiary. Mr. Levy disclaims beneficial ownership of shares owned by the Foundation.

(e)

Includes 2,300 shares of common stock owned by the Alexandra Nicole Bedell Trust, a trust established by Mr. Bedell for his granddaughter as to which Mr. Bedell serves as trustee but holds no pecuniary interest; Mr. Bedell disclaims beneficial ownership of all shares of our common stock held by this trust. Includes 2,300 shares of common stock owned by the Ashlyn Tate Bedell Trust, a trust established by Mr. Bedell for his granddaughter as to which Mr. Bedell serves as trustee but holds no pecuniary interest; Mr. Bedell disclaims beneficial ownership of all shares of our common stock held by this trust. Includes 2,300 shares of common stock owned by the Hailey Bedell Trust, a trust established by Mr. Bedell for his granddaughter as to which Mr. Bedell serves as trustee but holds no pecuniary interest; Mr. Bedell disclaims beneficial ownership of all shares of our common stock held by this trust. Also includes 38,197 shares of our common stock held by the Africa Exempt Trust, of which Mr. Bedell is a beneficiary.

(f)	Includes 55,154 shares of common stock held in an IRA established by Mr. Dortch.

*	Denotes an ownership percentage of less than 0.1%.

Change in Control.

We are not aware of any arrangement (including any pledge by any person of any of our securities) the operation of which may at a date subsequent to the date of this Proxy Statement result in a change in control of us. Further, we are not aware that a change in control of us has occurred since the beginning of our last fiscal year.

Directors and Executive Officers.

Material Proceedings.

No director, officer, or affiliate of us, no owner of record or beneficially of more than five percent of any class of our voting securities, and no associate of any such director, officer, affiliate, or owner is a party in any material proceeding adverse to us or to any of our subsidiaries.

Directors, Executive Officers, Promoters, and Control Persons.

Identification of Directors.

Our directors are as follows:

Name	Age	Director Since	Term Expires
Paul A. Novelly, chairman of the board and chief executive officer	69	2005	2015
Lee E. Mikles, president	57	2005	2014
Edwin A. Levy	76	2005	2013
Thomas R. Evans	58	2006	2014
Paul G. Lorenzini, chief operating officer	73	2007	2015
Donald C. Bedell	72	2008	2013
Paul M. Manheim	64	2011	2014
William J. Doré	70	2012	2015

There is no arrangement or understanding between any of the above directors and any other person pursuant to which such person was or is to be selected as a director.

Identification of Executive Officers.

The current executive officers of the Company are as follows:

Name	Position	Age	Officer Since
Paul A. Novelly	Chairman of the Board and Chief Executive Officer	69	2005
Lee E. Mikles	President	57	2005
Paul G. Lorenzini	Chief Operating Officer	73	2008
Rose Sparks	Principal Financial Officer and Treasurer	46	2012
Ann P. Faitz	Corporate Secretary	61	2012

There is no arrangement or understanding between any of the above officers and any other person pursuant to which such person was or is to be selected as an officer.

Identification of Certain Significant Employees.

The following individuals are executive officers of FutureFuel Chemical Company who are expected to make significant contributions to our business.

Name	Position	Age	Officer Since
Samuel Dortch	Executive vice president and general manager	64	2007

There is no arrangement or understanding between any of the above officers and any other person pursuant to which such person was or is to be selected as an officer.

Family Relationships.

There is no family relationship between any of our executive officers and directors.

Business Experience of Our Directors and Executive Officers.

Paul A. Novelly has been our chairman of the board since inception and chief executive officer since January 2013. For at least the past five years, Mr. Novelly has been chairman and chief executive officer of Apex Oil Company, Inc., a privately-held company based in St. Louis, Missouri engaged in the trading, storage, marketing, and transportation of petroleum products, including liquid terminal facilities in the Midwest and Eastern United States, and towboat and barge operations on the inland waterway system. Mr. Novelly is president and a director of AIC Limited, a Bermuda-based oil trading company, chairman and a director of World Point Terminals, Inc., a Delaware company based in Missouri which owns and operates petroleum storage facilities in the United States, and chief executive officer of St. Albans Global Management, Limited Partnership, LLLP, which provides corporate management services. He currently serves on the board of directors at Boss Holdings, Inc., a distributor of work gloves, boots, rainwear, and other consumer products, and Bond Street Holdings, Inc., a holding company whose material subsidiary is Premier American Bank, N.A. Within the past five years, Mr. Novelly also served on the board of directors of The Bear Stearns Companies, Inc., a broker-dealer and global securities and investment firm, and World Point Terminals Inc., a Canadian and Toronto Stock Exchange predecessor to World Point Terminals, Inc.

Our board believes that Mr. Novelly’s experience, knowledge, skills, and expertise as our chairman since 2005 and his knowledge of our operations and effectiveness of our business strategies provide valuable perspective to our board and add significant value. Additionally, Mr. Novelly’s experience as the chief executive officer of Apex Oil Company, Inc., AIC Limited, and St. Albans Global Management, Limited Partnership, LLLP and as the chairman of World Point Terminals, Inc., as well as a number of executive positions with other oil refining, terminalling, storage, and transportation companies, and as a prior director of certain banks and other financial institutions, are integral to our board’s assessment of our business opportunities and strategic options. Finally, Mr. Novelly’s service and experience as a director for other boards, including active involvement in strategic planning for those companies, strengthens the governance and functioning of our board.

Lee E. Mikles has been our president and a member of our board since inception. In addition, he served as our chief executive officer until January 2013 and as principal financial officer before our acquisition of FutureFuel Chemical Company and thereafter through January 31, 2008. Mr. Mikles was chairman of Mikles/Miller Management, Inc., a registered investment adviser and home to the Kodiak family of funds, between 1992 and 2005. He was also chairman of Mikles/Miller Securities, LLC, a registered broker-dealer, between 1999 and 2005. Additionally, Mr. Mikles has served on the board of directors of Pacific Capital Bancorp., Official Payments Corporation, Coastcast Corporation, Nelnet, Inc., Imperial Bank, and Imperial Bancorp. He currently serves on the board of directors of Boss Holdings, Inc. and is a member of the audit committee for Boss Holdings, Inc.

Our board believes that Mr. Mikles’ experience, knowledge, skills, and expertise as our president and his knowledge of our operations and business strategies gained over his seven plus years of service to us in various roles provide valuable perspective to our board and add significant value. Additionally, Mr. Mikles’ finance and investment experience from his involvement with Mikles/Miller Management, Inc. is integral to our board’s assessment of our business opportunities and strategic options. Finally, Mr. Mikles’ service and experience as a director for other boards, including active involvement in strategic planning for those companies, strengthens the governance and functioning of our board.

Paul G. Lorenzini has been a member of our board since January 2007 and our chief operating officer since April 21, 2008. In January 1970, Mr. Lorenzini co-founded Packaging Consultants, Inc., a distribution business supplying packaging materials to the food industry. In 1983, Bunzl PLC, a supplier of supermarket and food service packaging, acquired Packaging Consultants, Inc. Mr. Lorenzini continued to work for Bunzl PLC and in 1986 became president of Bunzl USA. He subsequently became the chief executive officer of Bunzl USA and retired in July 2004 with the title of chairman emeritus. Mr. Lorenzini served as a director of Bunzl PLC between 1988 and 1991 and between 1999 and 2004.

Our board believes that Mr. Lorenzini’s experience, knowledge, skills, and expertise as our chief operating officer and his knowledge of our operations and business strategies gained over his five plus years of service as chief operating officer provide valuable perspective to our board and add significant value. Additionally, Mr. Lorenzini’s operational and management experience with Bunzl PLC and Bunzl USA is integral to our board’s assessment of our business opportunities and strategic options. Finally, Mr. Lorenzini’s service and experience as a director for other boards, including active involvement in strategic planning for those companies, strengthens the governance and functioning of our board.

Edwin A. Levy has been a member of our board since November 2005. In 1979, Mr. Levy co-founded Levy, Harkins & Co., Inc., an investment advisory firm, where he now serves as chairman of the board and individual advisor. Mr. Levy was a director of Traffix, Inc. between November 1995 and 2006, and served as a member of its audit committee and stock options committee. He is a director of World Point Terminals, Inc., a Delaware company based in Missouri which owns and operates petroleum storage facilities in the United States. In the past five years Mr. Levy was a director of Forward Industries, Inc., a publicly-held company in the business of designing, manufacturing, and distributing custom carrying case solutions, and World Point Terminals Inc., a Canadian and Toronto Stock Exchange predecessor to World Point Terminals, Inc.

Our board believes that Mr. Levy’s experience, knowledge, skills, and expertise as a member of our board and his knowledge of our operations and business strategies gained over his seven plus years of service to us in that capacity provide valuable perspective to our board and add significant value. Additionally, Mr. Levy’s finance and investment experience from his involvement with Levy, Harkins & Co., Inc. is integral to our board’s assessment of our business opportunities and strategic options. Finally, Mr. Levy’s service and experience as a director for other boards, including active involvement in strategic planning for those companies, strengthens the governance and functioning of our board.

Thomas R. Evans has been a member of our board since May 2006. Since June 2004, he has served as president and chief executive officer of Bankrate, Inc., an Internet based aggregator of financial rate information. Mr. Evans was elected to Bankrate, Inc.’s board of directors in May 2004. From 1999 to 2002, Mr. Evans was chairman and chief executive officer of Official Payments Corporation, an Internet processor of payment to government entities.

Our board believes that Mr. Evans’ experience, knowledge, skills, and expertise acquired as the president and chief executive officer at Bankrate, Inc., including experience and understanding of business strategy formation and execution from both a board and management perspective, add significant value to our board. Additionally, Mr. Evans’ service and experience as the head of our audit committee and an independent director of our board, together with his experience as a director for other boards, including active involvement in strategy discussions and other matters, strengthen the functioning of our board.

Donald C. Bedell has been a member of our board since March 17, 2008. Mr. Bedell is chairman of the board of privately held Castle Partners and its affiliates, based in Sikeston, Missouri, which operate over 35 skilled nursing, health care, pharmaceutical, hospice, and therapy facilities throughout Missouri and other states. Mr. Bedell is a director of First Community Bank of Batesville, Arkansas and is a member of the executive committee of such bank and its holding company. He is also a director of World Point Terminals, Inc., serving as chairman of World Point’s Corporate Governance and Human Resources Committees. FutureFuel Corp.’s chairman, Paul A. Novelly, is the chairman of the board of World Point Terminals, Inc. In the past five years, Mr. Bedell has served on the board of directors of World Point Terminals Inc., a Canadian and Toronto Stock Exchange predecessor to World Point Terminals, Inc.

Our board believes that Mr. Bedell’s experience, knowledge, skills, and expertise acquired as the chairman at Castle Partners, including experience and understanding of business strategy formation and execution from both a board and management perspective, add significant value to our board. Additionally, Mr. Bedell’s service and experience as a director for other boards, including active involvement in strategic planning for those companies, strengthens the governance and functioning of our board.

Paul M. Manheim is currently a consultant to and a corporate director of HAL Real Estate Investments Inc., which develops and owns a portfolio of real estate in the Pacific northwest consisting of multi-family, office, and mixed-use assets. He was the president and chief executive officer of HAL Real Estate Investments Inc. until September 2005. HAL Real Estate Investments Inc. is a subsidiary of HAL Holding N.V. Mr. Manheim joined Holland America Line, N.V., the predecessor of HAL Holding N.V., an international holding company traded on the Amsterdam Stock Exchange, in 1982 and filled various positions in the financial and corporate development areas. Since June 2005, Mr. Manheim has been the chairman of the board of Shanghai Red Star Optical Company, which owns a portfolio of optical retail outlets in China and is affiliated with Europe’s largest optical retailer. Mr. Manheim has served as a director of World Point Terminals, Inc. and its predecessor since 2009, and is chairman of the audit committee of World Point Terminals, Inc. Within the past five years, Mr. Manheim was the chairman and managing director of HAL Investments Asia B.V. and served as a director of Intrawest Corporation. Mr. Manheim received a bachelor of commerce degree with honors from the University of New South Wales, Australia, and is a chartered accountant.

Our board believes that Mr. Manheim’s experience, knowledge, skills, and expertise acquired as the president and chief executive officer at HAL Real Estate Investments Inc., including experience and understanding of business strategy formation and execution from both a board and management perspective, add significant value to our board. Additionally, Mr. Manheim’s service and experience as a director for other boards, strengthens the governance and functioning of our board. Finally, Mr. Manheim’s experience as the chairman of the audit committee of World Point Terminals, Inc. and his experience as a chartered accountant add significant value to our board.

William J. Doré has served as a director since August 2012 and previously was a member of our board between May 24, 2006 and March 20, 2007. Mr. Doré is also the founder and retired chairman/chief executive officer of Global Industries, Ltd., a worldwide organization of over 6,000 employees which operates one of the largest fleets of marine construction assets in the world. Global Industries’ construction services extend throughout the Gulf of Mexico, West Africa, the Mediterranean, the Middle East and India, the Pacific Rim, South America, and Mexico’s Bay of Campeche. In 2000, Mr. Doré was presented with the Rhodes Petroleum Industry Leadership Award from the Petroleum Division of the American Society of Mechanical Engineers. He is also the recipient of the 2000 Horatio Alger Award. In 2011, Mr. Doré was named as the Civic Service Award recipient from the Chamber Southwest Louisiana. The Civic Service Award is presented annually to an outstanding member of the community who exemplifies leadership and service. In the past five years, Mr. Doré has served as a director of Global Industries, Ltd.

Our board believes that Mr. Doré’s experience, knowledge, skills, and expertise as a member of our board of directors and his operational and management experience with Global Industries, Ltd. are integral to our board’s assessment of our business opportunities and strategic options. Further, Mr. Doré’s service and experience in community matters and his commitment to education and the environment strengthens the governance and functioning of our board.

Samuel Dortch was the vice president - operations services of FutureFuel Chemical Company between July 30, 2007 and October 14, 2007 and senior vice president - operations between October 15, 2007 and August 30, 2010. On August 30, 2010, Mr. Dortch became FutureFuel Chemical Company’s executive vice president and general manager. In 1972, Mr. Dortch joined Eastman Chemical Company’s technical services division in Kingsport, Tennessee as a development chemical engineer. He has served in numerous management positions in Kingsport, Batesville and at Eastman Kodak’s Kirby, England facility. In 2004, Mr. Dortch became manager of research and development at the Batesville plant and director of research and development in December 2006.

Our board believes that Mr. Dortch’s experience, knowledge, skills, and expertise acquired as the executive vice president and general manager of FutureFuel Chemical Company, and his knowledge of our operations and business strategies gained over his seven plus years of service to us in various roles and his years of service to Eastman Chemical Company, including his knowledge of the chemical business, add significant value to us.

Rose Sparks has been our principal financial officer and principal accounting officer since November 8, 2012. Mrs. Sparks has served as the controller of FutureFuel Chemical Company since its acquisition in 2006 and has over twenty years of experience at the Batesville facility. In her capacity as controller, Mrs. Sparks manages and supervises FutureFuel Chemical Company’s accounting staff and works closely with our management in all aspects of financial reporting. Prior to our acquisition of FutureFuel Chemical Company, Mrs. Sparks worked for Eastman Chemical as the controller at the Batesville plant. Mrs. Sparks is a licensed certified public accountant.

Our board believes that Mrs. Sparks’ experience, knowledge, skills, and expertise acquired as controller of FutureFuel Chemical Company, and her knowledge of our operations and business strategies gained over her years of service in that role, as well as experience as a licensed certified public accountant, add significant value to us.

Ann P. Faitz has been the secretary of FutureFuel Chemical Company since November 8, 2012. Ms. Faitz has served as FutureFuel Chemical Company’s in-house counsel since August, 2008. Prior to her current position, Ms. Faitz was a partner in the Chisenhall, Nestrud & Julian law firm in Little Rock, Arkansas for fifteen years practicing environmental and business law. Ms. Faitz also served for over three years as an attorney specialist for the Arkansas Department of Environmental Quality, including as a special task force advisor to then Governor Bill Clinton. Ms. Faitz is licensed to practice law in Arkansas and Missouri.

Our board believes that Ms. Faitz’s experience, knowledge, skills, and expertise acquired as a partner in a law firm, and her knowledge of our operations and business strategies gained over her years of service in that role, as well as experience as a licensed practicing attorney, add significant value to us.

Transactions with Related Persons.

From time to time, we enter into transactions with companies affiliated with, or controlled by, Mr. Novelly, who is the chairman of our board and a significant shareholder as set forth above, and in which Mr. Novelly has or will have a direct or indirect material interest. Revenues, expenses, prepaid amounts, and unpaid amounts related to these transactions during 2012 are summarized in the following table and are further described below.

Balance Sheet Accounts.

2012
Prepaid Expenses
Administrative services and other	$32,000
Total prepaid expenses	$32,000
Accounts payable
Natural gas and fuel purchases	$3,887,000
Total accounts payable	$3,887,000

Income Statement Accounts.

2012
Revenues
Biodiesel, petrodiesel blends and other petroleum products	$13,017,000
Total revenues	$13,017,000
Cost of goods sold
Biodiesel, petrodiesel blends and other petroleum products	$5,226,000
Natural gas purchases	4,059,000
Income tax, consulting services, and other	81,000
Total cost of goods sold	$9,366,000
Distribution
Distribution and related services	$471,000
Total distribution	$471,000
Selling, general, and administrative expense
Commodity trading advisory fees	$132,000
Travel and administrative services	320,000
Total selling, general, and administrative expense	$452,000

Biodiesel, petrodiesel blends and other petroleum products

We enter into agreements to buy and sell biofuels (biodiesel, petrodiesel, biodiesel/petrodiesel blends, RINs, and biodiesel production byproducts) and other petroleum products such as gasoline with Apex Oil Company, Inc. (Apex Oil), which is controlled by Mr. Novelly and primarily beneficially owned by Mr. Novelly and his family. Such agreements are priced at the then current market price of the product, as determined from bids from other customers and/or market pricing services.  Cost of goods sold related to these sales includes variable costs and allocated fixed costs.

Natural gas purchases

We utilize natural gas to generate steam for our manufacturing process and to support certain of our air and waste treatment utilities. This natural gas is purchased through a subsidiary of Apex Oil which is a provider of natural gas marketing services. Expenses related to these purchases include the cost of the natural gas only; transportation charges are paid to an independent third party.

Income tax and consulting services

Pinnacle Consulting, Inc. and Apex Oil provide professional services to us, primarily in the area of income tax preparation and consulting. We also receive certain finance and accounting expertise from these companies as requested. Expenses related to these services are comprised of an agreed quarterly fee plus reimbursement of expense, at cost. Pinnacle Consulting, Inc. only provides services to Mr. Novelly and companies controlled by or related to Mr. Novelly.

Distribution and related services

Distribution and related services are comprised of barge transportation and related unloading charges for petrodiesel that were arranged and paid by Apex Oil or one or more subsidiaries and subsequently rebilled to us. Additionally, we lease oil storage capacity from Center Point Terminal Company under a storage and throughput agreement. This agreement provides for the storage of biodiesel, diesel or biodiesel/petrodiesel blends, methanol, and biodiesel feedstocks in above-ground storage tankage at designated facilities of the affiliate. Expenses related to this agreement include monthly lease charges, generally on a per barrel basis, and associated heating, throughput, and other customary terminalling charges. Center Point Terminal Company is a wholly-owned subsidiary of World Point Terminals, Inc., of which Mr. Novelly is the chairman and in which Mr. Novelly and his family are substantial beneficial owners.

Commodity trading advisory fees

We have entered into a commodity trading advisory agreement with a Apex Oil.  Pursuant to the terms of this agreement, Apex Oil provides advice to us concerning the purchase, sale, exchange, conversion, and/or hedging of commodities as we may request from time to time.

Travel and administrative services

We reimburse Apex Oil and St. Albans Global Management, Limited Partnership, LLLP for travel and other administrative services incurred on our behalf.  Such reimbursement is performed at cost with the affiliate realizing no profit on the transaction. St. Albans Global Management, Limited Partnership, LLLP is beneficially owned by Mr. Novelly and his family.

Review, Approval, or Ratification of Transactions with Related Persons.

Any transaction in which we (or one of our subsidiaries) are a participant, the amount involved exceeds the lesser of $120,000 or 1% of our net income, total assets, or total capital, and in which any party related to us has or will have a direct or indirect material interest must be approved by a majority of the disinterested members of our board of directors as fair to us and our shareholders. This policy was adopted by our board on January 8, 2007 and amended on February 2, 2011, and can be found through the “Investor Relations - Corporate Governance” section of our internet website (http://www.FutureFuelCorporation.com). All of the agreements described above in this section been approved by a majority of the disinterested members of our board of directors.

In addition, we adopted a Code of Business Conduct and Ethics which sets forth legal and ethical standards of conduct for our directors, officers, and employees and the directors, officers, and employees of our subsidiaries. This Code is designed to deter wrongdoing and to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us; (iii) compliance with applicable governmental laws, rules, and regulations; (iv) the prompt internal reporting of violations of this Code to appropriate persons identified in this Code; and (v) accountability for adherence to this Code. This Code was adopted by our board on November 30, 2005 and was amended on February 3, 2011, is in writing, and can be found through the “Investor Relations - Corporate Governance” section of our internet website (http://www.FutureFuelCorporation.com). Each of the transactions described above (under the caption “Transactions with Related Persons”) was undertaken in compliance with our Code of Business Conduct and Ethics and approved by a majority of the disinterested members of our board of directors.

Compliance with Section 16(a) of the Exchange Act.

Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to us under the rules of the SEC promulgated under Section 16 of the United States Securities Exchange Act of 1934, as amended (or Exchange Act) during the fiscal year ended December 31, 2012, and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended December 31, 2012, as well as any written representation from a reporting person that no Form 5 is required, we are aware that the following members of our board of directors and/or beneficial owners of more than 10% of our common stock failed to file on a timely basis, as disclosed in the aforementioned forms, reports required by Section 16 of the Exchange Act during the year ended December 31, 2012:

●	Revelation Special Situations Fund Ltd. (formerly known as Osmium Special Situations Fund Ltd.) late filed two Forms 4, each covering a single transaction.

●	Mr. Mikles late filed a Form 5 for a gift transaction and a Form 4 covering a stock option exercise.
●	Each of Mr. Dortch, Mrs. Sparks and Mr. Evans late filed a Form 4 covering two stock option exercises.
●	Mr. Lorenzini late filed a Form 4 covering a stock option exercise.
●	Mr. Baker late filed two Forms 4, one covering a purchase transaction and the other covering two stock option exercises.

Standing Audit Committee.

We have a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The members of our audit committee are: Thomas R. Evans (chairman), Donald C. Bedell, Edwin A. Levy, and Paul M. Manheim.

Audit Committee Financial Expert.

Our board has determined that each member of our audit committee is an audit committee financial expert. During 2012, each such member of our audit committee was independent, as independence for audit committee members is defined in the listing standards applicable to us and in the rules of the SEC.

Board Leadership Structure and Role in Risk Oversight.

Board Leadership Structure.

We have a board currently comprised of eight members. Our chairman and chief executive officer is Mr. Novelly. Our chairman presides over all meetings of our board and at all meetings of our shareholders. He provides strategic leadership and guidance to our board and management, he advises and consults with our president, chief operating officer, and other executive officers, and he works with management and other committees of our board regarding strategies, risks, opportunities, and other matters.

Mr. Mikles is a director as well as our president and has the powers and duties incident to that position. He assists our chief executive officer in supervision of and coordination with our executive and senior management. His duties include developing strategic and tactical initiatives in consultation with our chairman and other members of our executive management.

Mr. Lorenzini is a director as well as our chief operating officer. He is our principal officer with responsibility for the operations of our businesses. His duties include developing strategic and tactical initiatives with our executive chairman and other members of our executive management, as well as implementing those initiatives.

The five remaining members of our board are independent as described below, and these independent members comprise the membership of our board’s audit committee, nominating/corporate governance committee, and compensation committee. We have not designated any of these individuals as a lead independent director and there are no plans to do so.

We believe that consolidation of the offices of chairman and chief executive officer in Mr. Novelly is the appropriate leadership structure for us at this time. His breadth of experience and expertise in both capacities qualifies him for such service. Given his constant communication with executive management, this provides for adequate linkage between the board and management.

Role in Risk Oversight.

Our board as a whole is ultimately responsible for our risk management oversight. Our board is assisted by its committees, including our audit committee and compensation committee, whose duties are described in more detail below.

The board’s oversight of our material risks is undertaken through, among other things, various reports and assessments that management presents to our board or to committees of our board, and the related board or committee discussions and decisions. The committees of our board report to our board about their meetings.

Our chief executive officer and president address risk matters at regular and special board meetings. In addition, other members of senior management regularly provide reports directly to our board. Finally, our audit committee works closely with our independent public accountants in their review of risk and controls.

Corporate Governance/Director Independence.

Our board has adopted corporate governance guidelines which incorporate certain rules of the SEC and U.S. securities exchanges for use by our board when determining director independence. These guidelines include the Company’s Corporate Governance Guidelines, Policy for Approving Transactions with Related Parties, and Insider Trading Policy, copies of which may be found on our website at http://ir.futurefuelcorporation.com/governance.cfm. Our board also broadly considers all other relevant facts and circumstances that bear on the materiality of each director’s relationship with us, including the potential for conflicts of interest, when determining director independence.

The nominating/corporate governance committee of our board evaluates each incumbent director and all new director nominees based on applicable law, regulations, and rules and makes a recommendation to the full board as to the independence of directors and director nominees. Our board has determined that, of the eight current members of the board, the following five directors have no disqualifying relationships with us or our subsidiaries and are, therefore, independent: Edwin A. Levy, Thomas R. Evans, Donald C. Bedell, William J. Doré and Paul M. Manheim. In addition, in 2012 each of our board’s compensation, audit, and nominating/corporate governance committees was comprised of directors who were independent under such definitions. The guidelines referenced above, as well as other corporate governance initiatives adopted by us, are also available to any shareholder free of charge upon request to our corporate secretary at our principal executive office set forth above.

Our independent directors meet in executive sessions (without our management) generally before or after meetings of the directors, and will meet more often as the need arises. None of our non-management directors presides at all meetings of our non-management directors. Rather, a chairman is chosen at the beginning of each meeting.

Any interested party (and not just our shareholders) may make their concerns known to our non-management directors through our website at http://ir.futurefuelcorporation.com/contactus.cfm. In the “comment” section on this page, please indicate that the message is for our non-management directors, and the message will be provided to them.

Board Meetings and Committees; Annual Meeting Attendance.

Directors are expected to attend all meetings of our board and assigned committee meetings. Our board held five meetings during 2012 in addition to four actions by unanimous consent in lieu of meetings. All but two of our directors attended all five of these meetings and the other two directors attended all but one meeting. Our directors are not required to attend annual shareholder meetings. The 2012 annual meeting of our shareholders was held on August 13, 2012 and four directors (Messrs. Novelly, Mikles, Doré and Lorenzini) attended that annual shareholder meeting.

Our board established the following committees during 2012: audit committee, compensation committee, and nominating/corporate governance committee. The 2012 members of each of these committees, a summary of the responsibilities and authority of each of the committees, and the number of meetings held by each committee in 2012, follow.

Name of Committee and Members during 2012	Functions of the Committee	Number of Meetings in 2012
Audit: Thomas R. Evans (chair) Edwin A. Levy Donald C. Bedell Paul M. Manheim

-    Appoints, compensates, and oversees the work of any public accounting firm employed by the Company;

-    Resolves any disagreements between management and the auditor regarding financial reporting;

-    Pre-approves all audit and non-audit services;

-    Retains independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation;

-    Seeks any information it requires from employees - all of whom are directed to cooperate with the committee’s requests;

-    Meets with the Company’s officers, external auditors, or outside counsel, as necessary; and

-    Oversees that management has established and maintains processes to assure compliance by the Company with all applicable laws, regulations, and corporate policies.

Five (all members attended each meeting during their term except Mr. Mannheim who attended four of five meetings)
Compensation: January 1 – August 12, 2012 Donald C. Bedell (chair) Richard L. Knowlton Edwin A. Levy August 13 – December 31, 2012 Donald C. Bedell (chair) Edwin A. Levy William J. Doré

-    In consultation with the Company’s management, establishes the Company’s general policies relating to compensation of the Company’s officers and directors and the directors and executive officers of the Company’s subsidiaries, and oversees the development and implementation of such compensation programs;

-    Approves the annual and long-term performance goals for the Company’s incentive plans (including incentive plans for the Company’s subsidiaries);

-    Annually reviews and approves corporate goals and objectives relevant to the compensation of the Company’s executive officers and annually evaluates such officers’ performance in light of those goals and objectives and sets such officers’ compensation levels based on this evaluation;

-    As required under applicable securities laws and rules, reviews the Compensation Discussion and Analysis section (CD&A) to be included in the Company’s annual proxy statement or other reports or filings with the SEC or other governmental authorities and stock exchanges, discusses the CD&A with the Company’s management, and recommends to the board that the CD&A be included in the Company’s annual report on Form 10-K, proxy statement on Schedule 14A, information statement on Schedule 14C, or any other filing with the SEC and stock exchanges;

-    Reviews and makes recommendations to the board periodically with respect to the compensation of all non-employee directors, including any compensation under the Company’s equity-based plans; and

-    Evaluates the committee’s performance and the adequacy of its charter on an annual basis and recommends any proposed changes to the board for approval.

three meetings and three unanimous consents (all members attended each meeting during their term except Mr. Knowlton who attended one of two meetings)

Nominating/Corporate Governance:

January 1 – August 12, 2012

Edwin A. Levy (chair)

Thomas R. Evans

Richard L. Knowlton

August 13 – December 31, 2012

Edwin A. Levy (chair)

Thomas R. Evans

William J. Doré

-    Assists the board by identifying qualified candidates for director, and recommends to the board the director nominees for the next annual meeting of shareholders;

-    Leads the board in its annual review of board performance;

-    Recommends to the board director nominees for each board committee;

-    Oversees the annual process of evaluation of the performance of the Company’s management; and

-    Develops and recommends to the board corporate governance guidelines applicable to the Company.

One (all members attended each meeting during their term)

Nominating/Corporate Governance Committee.

Our board has a nominating/corporate governance committee. That committee has a charter, a copy of which may be found at our internet web site at http://ir.futurefuelcorporation.com/governance.cfm. A copy may also be obtained free of charge by written request to our corporate secretary at our principal executive office set forth above.

Our nominating/corporate governance committee will consider director candidates recommended by our shareholders. To facilitate such nominations, our board has adopted Procedures for Shareholders Submitting Nominating Recommendations, which is Appendix B to our nominating/corporate governance committee charter. Those Procedures set forth the procedures for a shareholder to submit a director nominee recommendation, the timelines for receiving such nominations, and the information required on each director nominee. Our board has also adopted a Policy on Shareholder Recommendation of Candidates for Election as Directors, which is Appendix C to our nominating/corporate governance committee charter. This Policy sets forth the evaluation process adopted by our board. Any shareholder desiring to submit a director nominee for consideration by the nominating committee of our board for the 2014 annual meeting of our shareholders must do so in accordance with our bylaws and policies described under “Shareholder Proposals for the Next Annual Meeting” beginning at page 1 above. Director nominations should be submitted in writing to our corporate secretary, acting as agent for the nominating/corporate governance committee, at FutureFuel Corp., 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105. A copy of such Procedures and Policy is available free of charge to any shareholder and may be obtained from our corporate secretary at our principal executive office set forth above.

Once a director nominee has been recommended, whether by a shareholder or otherwise, the nominating committee reviews the background and qualifications of the nominee in accordance with the Policy Regarding Qualifications of Directors as adopted by our board, which Policy is Appendix A to our nominating/corporate governance committee charter. A copy of such Policy is available free of charge to any shareholder and may be obtained from our corporate secretary at our principal executive office set forth above. In selecting the slate of nominees to be recommended by the nominating/corporate governance committee to our board, and in an effort to maintain a proper mix of directors that results in a highly effective governing body, the nominating/corporate governance committee also considers such factors as the occupational, geographic, and age diversity of all director nominees; the particular skills and ability of each nominee to understand financial statements and finance matters generally; and the independence status of each nominee in accordance with our corporate governance guidelines, SEC rules, and other applicable laws and regulations. Our nominating/corporate governance committee does not differentiate in its evaluation of nominees as directors depending upon whether a nominee is recommended by one of our shareholders.

The nominating/corporate governance committee reports its recommendations concerning each director nominee to our board. Our board then considers the nominating/corporate governance committee’s recommendations and selects those director nominees to be submitted to the shareholders for approval at the next annual meeting of shareholders. Our board may, as a part of its consideration, request the nominating/corporate governance committee to provide it with such information pertaining to a director nominee as our board deems appropriate to fully evaluate the qualifications of the nominee.

The slate of nominees for directors for the 2013 annual meeting of our shareholders consists of Edwin A. Levy and Donald C. Bedell. Messrs. Levy and Bedell are standing for reelection and both nominees were recommended to the nominating committee by our chief executive officer.

Audit Committee.

As noted above, our board has a standing audit committee. The audit committee members during 2012 were: Thomas R. Evans (chairman), Edwin Levy, Donald C. Bedell and Paul M. Manheim. All members of our audit committee are independent as determined in accordance with the listing standards applicable to us.

We have adopted an audit committee charter. A copy of this audit committee charter may be accessed on our internet website at http://ir.futurefuelcorporation.com/governance.cfm. A copy may also be obtained free of charge from us by written request to our corporate secretary at our principal executive office set forth above.

The primary duties and responsibilities of the audit committee are to monitor: (i) the integrity of our financial statements, including the financial reporting process and systems of internal controls regarding finance and accounting; (ii) our compliance with related legal and regulatory requirements; and (iii) the independence and performance of our external auditor. The audit committee also selects our independent registered public accounting firm. Management of the Company is responsible for designing and implementing the internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In the performance of its oversight function, the audit committee has performed the duties required by its charter, and it has reviewed and discussed our consolidated financial statements for 2012 with management and the independent registered public accounting firm. The audit committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards Number 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (or PCAOB) in Rule 3200T.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of PCAOB regarding the independent registered public accounting firm’s communications with our audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence. The audit committee also has received confirmations from management and has considered whether the provision of any non-audit services by the independent registered public accounting firm to us is compatible with maintaining the independence of the auditors.

Based upon a review of the reports by, and discussions with, management and the independent registered public accounting firm and the audit committee’s review of the representations of management and the report of the independent registered public accounting firm, the audit committee recommended to our board to include the audited financial statements in our Form 10-K and Annual Report for the year ended December 31, 2012.

Thomas R. Evans, Edwin A. Levy, Donald C. Bedell and Paul M. Manheim

Compensation Committee.

Our board has established a compensation committee. The compensation committee has a charter which may be found at http://ir.futurefuelcorporation.com/governance.cfm at our internet web site. In addition, a copy will be provided free of charge by written request to our corporate secretary at our principal executive office set forth above. Our processes and procedures for the consideration and determination of executive and director compensation are described in “Compensation of Directors and Executive Officers” beginning at page 5 below.

Shareholder Communications.

Any shareholder who wishes to contact our board or any individual director serving on our board may do so by written communication mailed to: Board (Attention: Name of Director(s), if appropriate), Corporate Secretary, FutureFuel Corp., 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105. A shareholder may also contact our board through the Investors Relations – Contact Us page of our internet site, http://ir.futurefuelcorporation.com/contactus.cfm. A shareholder choosing to contact us through our website must complete his or her name, email address, the subject he or she wishes to address, and any comments he or she wishes to make. In addition, the number seen at the bottom of the page must also be completed. This number requirement prevents automated submissions.

Any proper communication received will be processed by our corporate secretary as agent for our board. A copy of the communication will be promptly forwarded to each member of our board or, if appropriate, to the member(s) of our board named in the communication. The original shareholder communication will be maintained on file in our corporate secretary’s office and made readily available to any director who should wish to review it.

Compensation of Directors and Executive Officers.

General

Our board of directors has established a compensation committee. The compensation committee’s responsibilities include, among other things, determining our policy on remuneration to our (that is, FutureFuel Corp.’s) officers and directors and the executive officers and directors of FutureFuel Chemical Company. We paid each of our directors $25,000 for 2012 and committee heads were paid an additional $10,000. Additionally, the compensation committee also approved the payment to our directors of $2,000 for each board and committee meeting attended in person and $1,000 for each board and committee meeting attended telephonically. We determined for 2012 not to pay salaries, bonuses, or other forms of cash compensation to any of our executive officers (in their capacities as such) (other than our chief operating officer Paul Lorenzini and certain executive officers of FutureFuel Chemical Company as described below). The compensation committee also approved the award of 120,000 stock options in the aggregate to our directors and certain of our executive officers in 2012 and 10,000 stock options in the aggregate to a consultant. No other director compensation and no compensation for our executive officers (other than certain executive officers of FutureFuel Chemical Company) have been set at this time for the calendar year 2013. Rather, our board believes it is more appropriate to set such compensation later in the year when 2013 results are capable of reasonable estimation.

In 2012, we paid salaries, bonuses, and other forms of compensation to our chief operating officer and to the officers of FutureFuel Chemical Company as described below.

Compensation Discussion and Analysis.

The objectives of our compensation program are to provide a competitive compensation package that rewards sustained financial and operating performance that creates long-term value for our shareholders. Our compensation programs are intended to meet the goals of attracting and retaining qualified personnel; motivating these individuals to achieve short-term and long-term corporate goals without undue risk-taking and to promote equity among executive officer positions, while considering external competitiveness and differences in job responsibilities.

The elements of our compensation program include base salary, bonuses, and certain retirement, insurance, and other benefits generally available to all employees. In addition, our board adopted an Omnibus Incentive Plan (or the Incentive Plan) which was approved by our shareholders at our 2007 annual meeting on June 26, 2007. The Incentive Plan provides equity-based compensation to our executive officers and our directors. Our compensation committee, and the company generally, makes decisions with respect to each compensation element paid or payable to our personnel on an individual-by-individual basis and does not necessarily take into account decisions made with respect to other elements of compensation that may be paid to such individual. The overall goal of our compensation program, however, is to achieve the goals described above.

Cash Salaries and Bonuses.

We determined not to pay cash salaries or bonuses to Messrs. Novelly or Mikles for 2012. Our chairman and chief executive officer, Mr. Novelly, receives compensation from our affiliate, St. Albans Global Management, Limited Partnership, LLLP. Our president, Mr. Mikles, receives compensation from existing business enterprises and investments, none of which are affiliated with us. Neither Messrs. Novelly or Mikles received any increase in their salary, bonus, or other income to compensate them for their services to us. We decided to pay a bonus of $100,000 to our chief operating officer, Mr. Lorenzini, in December 2012. After review and discussion, we determined that such an amount was fair compensation for the services Mr. Lorenzini rendered, competitive compensation for similar services, and sufficient to motivate Mr. Lorenzini to aid in our achievement of short-term and long-term corporate goals. In addition, we reimbursed affiliates of Mr. Novelly $100,000 and Mr. Mikles $138,000 for expenses incurred by such affiliates in Mr. Novelly and Mr. Mikles performing services for us. As to our other executive officers, their base salaries were not adjusted as each of those individuals had received a salary adjustment effective April 24, 2011. We determined that their base salaries for 2012 were competitive with current market levels, sufficient for the services provided, and sufficient to motivate these individuals to aid in the achievement of short-term and long-term corporate goals.

For the year 2012, we established a bonus pool for the employees of our subsidiary, FutureFuel Chemical Company. The total bonus target amount was determined at 10% of the estimated (as of the end of November 2012) after-tax earnings of FutureFuel Chemical Company for the year ended December 31, 2012, subject to certain adjustments. We believe the 10% amount was reasonable and provides an incentive for such employees to continue implementing the business plan that we have installed at FutureFuel Chemical Company. Eligible FutureFuel Chemical Company employees hired after January 1, 2012 received $250. Eligible employees hired prior to January 1, 2012 received 121 hours of pay at their normal hourly rate. Salaried employees of FutureFuel Chemical Company received an additional bonus amount ranging from $0 to $72,435, with the larger bonuses going to FutureFuel Chemical Company’s executive officers as determined by FutureFuel Chemical Company’s board of directors. The bonuses were paid in cash on December 17, 2012. After discussions with senior management and the review of historical financial performance, we determined the amount of bonuses distributed to Mr. Dortch, Mr. Baker, Mr. Schmitt and Ms. Sparks. Such bonus distributions were designed to be sufficient compensation for the services rendered, competitive with market rates for similar services and sufficient to motivate these individuals to aid in our achievement of short-term and long-term corporate goals.

We expect to establish an annual cash bonus program for fiscal years commencing after 2012 in an amount equal to 10% of after-tax earnings of FutureFuel Chemical Company, subject to certain adjustments, but solely on a discretionary basis. In determining actual bonus payouts for such years, we expect that the compensation committee will consider performance against performance goals to be established by us, as well as individual performance goals. We expect that this annual cash bonus program will apply to certain key employees of FutureFuel Chemical Company in addition to the executives whose compensation is described herein. The actual amount of bonuses, if any, will be determined near the end of our fiscal year.

Omnibus Incentive Plan.

Our board of directors adopted the Incentive Plan, which was approved by our shareholders at our 2007 annual shareholder meeting on June 26, 2007. The purpose of the Incentive Plan is to:

●

encourage share ownership by key personnel whose long-term employment with or engagement by us or our subsidiaries (including FutureFuel Chemical Company) is considered essential to our continued progress and, thereby, encourage recipients to act in our shareholders’ interests and share in our success;

●	encourage such persons to remain in our employ or in the employ of our subsidiaries; and
●	provide incentives to persons who are not our employees to promote our success.

The Incentive Plan authorizes us to issue stock options (including incentive stock options and nonqualified stock options), stock awards, and stock appreciation rights. To date, options for 940,500 shares of stock and awards of 39,800 shares of stock have been made. We issued 130,000 stock options in 2012 to officers, directors, selected members of senior management, and a consultant. We did not issue any stock awards or stock appreciation rights. We determined that the size of the issuance was sufficient to motivate the individuals to aid in our achievement of short-term and long-term corporate goals. We will consider issuing additional stock options, stock awards, and/or stock appreciation rights pursuant to the criteria set forth below. No determinations have been made for 2013.

Eligible participants in the Incentive Plan include: (i) members of our board of directors and our executive officers; (ii) regular, active employees of us or of any of our subsidiaries; and (iii) persons engaged by us or by any of our subsidiaries to render services to us or our subsidiaries as an advisor or consultant.

Awards under the Incentive Plan are limited to shares of our common stock, which may be shares reacquired by us, including shares purchased in the open market, or authorized but un-issued shares. Awards are limited to 10% of the issued and outstanding shares of our common stock in the aggregate, or 2,670,000 shares, as of the date of adoption of the Incentive Plan. Taking into account the prior grants of stock options and stock awards, there are 1,689,700 shares remaining to be issued under the Incentive Plan.

The Incentive Plan is administered by our board’s compensation committee (or Administrator). The Administrator may appoint agents to assist it in administering the Incentive Plan. The Administrator may delegate to one or more individuals the day-to-day administration of the Incentive Plan and any of the functions assigned to the Administrator in the Incentive Plan. Such delegation may be revoked at any time. All decisions, determinations, and interpretations by the Administrator regarding the Incentive Plan and the terms and conditions of any award granted thereunder will be final and binding on all participants.

The Administrator may grant a stock option or provide for the grant of a stock option either from time to time in the discretion of the Administrator or automatically upon the occurrence of events specified by the Administrator, including the achievement of performance goals or the satisfaction of an event or condition within the control of the participant or within the control of others. Each option agreement must contain provisions regarding: (i) the number of shares of common stock that may be issued upon exercise of the option; (ii) the type of option; (iii) the exercise price of the shares and the means of payment for the shares; (iv) the term of the option; (v) such terms and conditions on the vesting or exercisability of the option as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the option and forfeiture provisions; and (vii) such further terms and conditions not inconsistent with the plan as may be determined from time to time by the Administrator. Unless otherwise specifically determined by the Administrator or otherwise set forth in the Incentive Plan, the vesting of an option will occur only while the participant is employed or rendering services to us or one of our subsidiaries, and all vesting will cease upon a participant’s termination of employment for any reason.

The Administrator may grant annual performance vested options. Performance will be tied to annual cash flow targets (our consolidated income plus depreciation plus amortization) in amounts to be determined. Annual performance vested options will vest 25% for each year that the annual cash flow target is achieved (with provisions for subsequent year catch-ups). Neither our management nor our compensation committee, however, has through the year ended December 31, 2012 made any awards that were contingent upon the achievement of specified performance goals or that were otherwise performance-vested. Rather, through 2012, all grants were made in the discretion of our compensation committee based upon their authority under the Incentive Plan.

The Administrator may grant cumulative performance vested options. Performance will be tied to cumulative cash flow in amounts to be determined for periods to be determined.

The Administrator may issue other options based upon the following performance criteria either individually, alternatively, or in any combination, applied to either us as a whole or to a business unit, subsidiary, or business segment, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) overhead or other expense reduction; (xix) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xx) strategic plan development and implementation; and (xxi) any other similar criteria.

Such options will vest and expire (including on a pro rata basis) on such terms as may be determined by the Administrator from time to time consistent with the terms of the Incentive Plan.

The Administrator may award our common stock to participants. The grant, issuance, retention, or vesting of each stock award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator determines, which criteria may be based on financial performance, personal performance evaluations, or completion of service by the participant. Unless otherwise provided for by the Administrator, upon the participant’s termination of employment other than due to death or retirement, the unvested portions of the stock award and the shares of our common stock subject thereto will generally be forfeited. Unless otherwise provided for by the Administrator, if a participant’s termination of employment is due to death or retirement, all outstanding stock awards will continue to vest provided certain conditions to be determined are met. Unless otherwise provided for by the Administrator, if a participant’s termination of employment is due to his death, a portion of each outstanding stock award granted to such participant will immediately vest and all forfeiture provisions and repurchase rights will lapse as to a prorated number of shares of common stock determined by dividing the number of whole months since the grant date by the number of whole months between the grant date and the date that the stock award would have fully vested.

The Administrator may grant stock appreciation rights either alone or in conjunction with other awards. The Administrator will determine the number of shares of common stock to be subject to each award of stock appreciation rights. The award of stock appreciation rights will not be exercisable for at least six months after the date of grant except as the Administrator may otherwise determine in the event of death, disability, retirement, or voluntary termination of employment of the participant. Except as otherwise provided by the Administrator, the award of stock appreciation rights will not be exercisable unless the person exercising the award of stock appreciation rights has been at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for us or one of our subsidiaries.

In the event there is a change in control of the Company, as determined by our board, our board may, in its discretion: (i) provide for the assumption or substitution of, or adjustment to, each outstanding award; (ii) accelerate the vesting of awards and terminate any restrictions on cash awards or stock awards; and (iii) provide for the cancellation of awards for a cash payment to the participant.

The following additional information regarding the Incentive Plan is as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	210,611	$11.62	1,689,700

Recommendations from Management

Our chief executive officer and president make recommendations to the compensation committee as to salaries and bonuses for executive officers, as well as awards under the Incentive Plan. The compensation committee takes these recommendations into consideration in approving all such salaries, bonuses, and awards.

Retirement Benefits

We adopted a 401(k) plan for FutureFuel Chemical Company which is generally available to all of its employees.

Life Insurance and Other Employee Benefits

Our executive officers who are not officers of FutureFuel Corp. participate in employee welfare plans (life insurance, medical insurance, disability insurance, vacation pay, and the like) maintained by FutureFuel Chemical Company for all of its employees. We do not provide life insurance or other employee benefits for our executive officers who have been elected to officer positions with both FutureFuel Corp. and FutureFuel Chemical Company.

Summary Compensation Table.

Our executive officers were paid the following compensation for the three-year period ended December 31, 2012.

Summary Compensation Table

Person	Year	Salary	Bonus	Stock Awards	Option Awards(d)	All Other Compensation(b)	Total
Paul A. Novelly(c) Chairman and Chief executive officer FutureFuel Corp.	2012 2011 2010	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 21,600 $ 41,900 $ 0	$ 39,000 $ 25,000 $ 25,000	$ 60,600 $ 66,900 $ 25,000
Lee E. Mikles(c) President FutureFuel Corp.	2012 2011 2010	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 21,600 $ 41,900 $ 0	$ 36,000 $ 25,000 $ 25,000	$ 57,600 $ 66,900 $ 25,000
Paul G. Lorenzini(c) Chief operating officer FutureFuel Corp.	2012 2011 2010	$ 0 $ 0 $ 0	$ 100,000 $ 100,000 $ 100,000	$ 0 $ 0 $ 0	$ 21,600 $ 41,900 $ 0	$ 31,000 $ 25,000 $ 25,000	$ 152,600 $ 166,900 $ 125,000
Douglas D. Hommert(c)(e) Executive vice president, secretary and treasurer, FutureFuel Corp.	2012 2011 2010	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0
Samuel Dortch(a) Executive vice president and general manager, FutureFuel Chemical Company	2012 2011 2010	$ 201,718 $ 197,304 $ 178,593	$ 84,170 $ 75,000 $ 48,995	$ 0 $ 0 $ 0	$ 21,600 $ 41,900 $ 0	$ 18,111 $ 19,499 $ 15,882	$ 325,599 $ 333,703 $ 243,470
David Baker(a) Senior vice president - operations support, FutureFuel Chemical Company	2012 2011 2010	$ 192,358 $ 186,991 $ 174,902	$ 57,590 $ 52,000 $ 48,418	$ 0 $ 0 $ 0	$ 21,600 $ 41,900 $ 0	$ 18,447 $ 19,014 $ 15,590	$ 289,995 $ 299,905 $ 238,910
Christopher Schmitt(a)(f) Chief financial officer and treasurer, FutureFuel Chemical Company	2012 2011	$ 150,000 $ 132,115	$ 66,450 $ 65,000	$ 0 $ 0	$ 21,600 $ 41,900	$ 14,603 $ 13,429	$ 252,653 $ 252,444
Rose M. Sparks(c)(g) Principal Financial Officer, FutureFuel Corp.	2012	$ 127,000	$ 57,590	$ 0	$ 21,600	$ 12,343	$ 218,533

__________

(a)	Executive officers of FutureFuel Chemical Company for the years indicated.

(b)

For Messrs. Novelly, Mikles, and Lorenzini, includes $39,000, $36,000 and $31,000, respectively, in director fees for 2012. Includes $25,000 in director’s fees for Messrs. Novelly, Mikles, and Lorenzini in 2011 and 2010. For executive officers of FutureFuel Chemical Company, includes our contributions (including accrued contributions) to vested and unvested defined contribution plans, HSA matching contributions, and the dollar value of any insurance premiums paid by, or on behalf of, us during or for the covered fiscal year with respect to life and disability insurance for the benefit of the named person. The above amounts do not include travel expenses reimbursed pursuant to Company policy.

(c)

Our executive officers for the years indicated. We reimbursed an affiliate of Mr. Mikles $138,383 and $100,000 in 2012 and 2011, respectively, for expenses incurred by such affiliate in 2012 and 2011 in connection with Mr. Mikles performing services for us and FutureFuel Chemical Company in 2012 and 2011. We reimbursed an affiliate of Mr. Novelly $100,000 in 2012 and 2011 for expenses incurred by such affiliate in 2012 and 2011 in connection with Mr. Novelly performing services for us and FutureFuel Chemical Company in 2012 and 2011.

(d)

Represents the grant date valuation of the awards under FASB ASC Topic 718. Assumptions used for determining the value of option awards reported here are set forth in Note 13 to our consolidated financial statements included elsewhere herein.

(e)	Mr. Hommert resigned as our Executive Vice President, Secretary, and Treasurer (Principal Financial Officer) effective September 4, 2012.

(f)	Mr. Schmitt became FutureFuel Chemical Company’s chief financial officer and treasurer on February 4, 2011.

(g)	Mrs. Sparks become our Principal Financial Officer effective November 8, 2012.

None of the above-named persons is a party to an employment agreement or employment arrangement with us or with FutureFuel Chemical Company.

Grants of Plan-Based Awards.

In 2011, we awarded 120,000 stock options under the Incentive Plan to our directors, executive officers, and certain other members of our management. These options vested upon grant, had an exercise price equal to the average price of our common stock on the date of grant as quoted by the NYSE, and expire on April 29, 2016 if not exercised by that date.

In April 2012, we awarded 120,000 stock options under the incentive plan to our directors, executive officers, and certain other members of our management. These options vested upon grant, had an exercise price equal to the average price of our common stock on the date of grant as quoted on the NYSE, and expire on April 10, 2017 if not exercised by that date. Additionally, in August 2012 we awarded 10,000 stock options to a consultant. These options vested upon grant, had an exercise price equal to the average price of our common stock on the date of grant as quoted by the NYSE, and expire on August 22, 2017 if not exercised by that date. All stock options awarded in 2012 were discretionary grants and not performance-based.

The following tables set forth certain information regarding the awards to our executive officers and certain officers of FutureFuel Chemical Company of options and shares of our common stock under the Incentive Plan.

Grants of Plan-Based Awards

		Estimated Future Payout Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Paul A. Novelly Chairman and Chief executive officer FutureFuel Corp.	4/10/12	10,000	10,000	10,000	0	0	$10.62	$2.16
Lee E. Mikles President FutureFuel Corp.	4/10/12	10,000	10,000	10,000	0	0	$10.62	$2.16
Paul G. Lorenzini Chief operating officer FutureFuel Corp.	4/10/12	10,000	10,000	10,000	0	0	$10.62	$2.16
Douglas D. Hommert(a) Executive vice president, secretary and treasurer, and principal financial officer, FutureFuel Corp.	n/a	n/a	n/a	n/a	0	0	n/a	n/a
Christopher Schmitt Chief financial officer and treasurer, FutureFuel Chemical Company	4/10/12	10,000	10,000	10,000	0	0	$10.62	$2.16
David Baker Senior vice president - operations support, FutureFuel Chemical Company	4/10/12	10,000	10,000	10,000	0	0	$10.62	$2.16
Samuel Dortch Executive vice president and general manager, FutureFuel Chemical Company	4/10/12	10,000	10,000	10,000	0	0	$10.62	$2.16
Rose M. Sparks(b) Principal Financial Officer, FutureFuel Corp.	4/10/12	10,000	10,000	10,000	0	0	$10.62	$2.16

__________

(a)	Mr. Hommert resigned as our Executive Vice President, Secretary, and Treasurer (Principal Financial Officer) effective September 4, 2012.

(b)	Mrs. Sparks became our Principal Financial Officer effective November 8, 2012.

Outstanding Equity Awards at Fiscal Year End.

The following table sets forth information concerning unexecuted options, stock that has not vested, and equity incentive plan awards as of December 31, 2012 with respect to our executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul A. Novelly	10,000	0	0	$12.74	4/29/16	n/a	n/a	n/a	n/a
Lee E. Mikles	10,000	0	0	$12.74	4/29/16	n/a	n/a	n/a	n/a
Paul G. Lorenzini	10,000 10,000	0	0	$12.74 $10.62	4/29/16 4/10/17	n/a	n/a	n/a	n/a
Douglas D. Hommert(a)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Christopher Schmitt	10,000 10,000	0	0	$12.74 $10.62	4/29/16 4/10/17	n/a	n/a	n/a	n/a
David Baker	10,000 10,000	0	0	$12.74 $10.62	4/29/16 4/10/17	0	0	0	0
Sam Dortch	10,000 10,000	0	0	$12.74 $10.62	4/29/16 4/10/17	0	0	0	0
Rose M. Sparks(b)	10,000 10,000	0	0	$12.74 $10.62	4/29/16 4/10/17	0	0	0	0

__________

(a)	Mr. Hommert resigned as our Executive Vice President, Secretary, and Treasurer (Principal Financial Officer) effective September 4, 2012.

(b)	Mrs. Sparks become our Principal Financial Officer effective November 8, 2012.

Option Exercises and Stock Vested.

The following table sets forth the number of options exercised by each of our executive officers in 2012, and stock awards which vested in such individual in 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul A. Novelly	165,000	$ 837,175	n/a	n/a
Lee E. Mikles	65,000	$ 259,400	n/a	n/a
Paul G. Lorenzini	55,000	$ 267,575	n/a	n/a
Douglas D. Hommert	n/a	n/a	n/a	n/a
Christopher Schmitt	0	0	n/a	n/a
David Baker	20,611	$ 130,273	n/a	n/a
Sam Dortch	20,611	$ 130,273	n/a	n/a
Rose M. Sparks	15,611	$ 76,284	n/a	n/a

Compensation of Directors.

We paid each of our directors $25,000 for 2012 and committee heads were paid an additional $10,000. Additionally, the compensation committee also approved the payment to our directors of $2,000 for each board and committee meeting attended in person and $1,000 for each board and committee meeting attended telephonically. We believed this was fair for services provided. In addition, we awarded 80,000 stock options to our directors. These options vested upon grant, had an exercise price equal to the average price of our common stock on the date of grant as quoted by the NYSE, and expire on April 10, 2017 if not exercised by that date. No director compensation has been set at this time for the calendar year 2013.

The following is the compensation our directors earned for 2012.

Director	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensa-tion	Change in Pension Value and Non-Qualified Deferred Compensa-tion Earnings	All Other Compensa-tion	Total
Paul A. Novelly(b)	$ 39,000	$ 0	$ 21,600	$ 0	$ 0	$ 0	$ 60,600
Lee E. Mikles(b)	$ 36,000	$ 0	$ 21,600	$ 0	$ 0	$ 0	$ 57,600
Edwin A. Levy	$ 49,000	$ 0	$ 21,600	$ 0	$ 0	$ 0	$ 70,600
Thomas R. Evans	$ 45,000	$ 0	$ 21,600	$ 0	$ 0	$ 0	$ 66,600
Richard L. Knowlton (c)	$ 29,000	$ 0	$ 21,600	$ 0	$ 0	$ 0	$ 50,600
Paul G. Lorenzini(a)	$ 31,000	$ 0	$ 21,600	$ 0	$ 0	$ 0	$ 52,600
Donald C. Bedell	$ 49,000	$ 0	$ 21,600	$ 0	$ 0	$ 0	$ 70,600
Paul M. Manheim	$ 34,000	$ 0	$ 21,600	$ 0	$ 0	$ 0	$ 55,600
William J. Doré (d)	$ 27,000	$ 0	$ 0	$ 0	$ 0	$ 31,594	$ 58,594

__________

(a)	Mr. Lorenzini also received compensation as an executive officer, which compensation is included in the discussion above regarding our executive officers.

(b)

Affiliates of Messrs. Novelly and Mikles were reimbursed $100,000 and $138,383, respectively, for expenses incurred by them in Messrs. Novelly and Mikles providing services to us. See the discussion above.

(c)	Mr. Knowlton’s term expired August 13, 2012.

(d)	Includes expenditures we paid on Mr. Doré’s behalf.

The following table sets forth information concerning unexecuted options, stock that has not vested, and equity incentive plan awards as of December 31, 2012 with respect to our directors.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (3) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul A. Novelly(a)	10,000	0	0	$12.74	4/29/16	n/a	n/a	n/a	n/a
Lee E. Mikles(a)	10,000	0	0	$12.74	4/29/16	n/a	n/a	n/a	n/a
Paul G. Lorenzini(a)	10,000 10,000	0	0	$12.74 $10.62	4/29/16 4/10/17	n/a	n/a	n/a	n/a
Donald C. Bedell	10,000	0	0	$12.74	4/29/16	n/a	n/a	n/a	n/a
Thomas R. Evans	10,000 10,000	0	0	$12.74 $10.62	4/29/16 4/10/17	n/a	n/a	n/a	n/a
Edwin A. Levy	10,000	0	0	$12.74	4/29/16	n/a	n/a	n/a	n/a
Paul M. Manheim	10,000 10,000	0	0	$12.74 $10.62	4/29/16 4/10/17	n/a	n/a	n/a	n/a
William J. Doré	0	0	0	n/a	n/a	n/a	n/a	n/a	n/a

__________

(a)	These options are also included in the table set forth above regarding our executive officers.

None of our directors were recipients of stock awards which vested in 2012. The following options were exercised by directors during 2012.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Paul A. Novelly	165,000	$837,175
Lee E. Mikles	65,000	$259,400
Paul G Lorenzini	55,000	$267,575
Donald C. Bedell	10,000	$10,050
Thomas R. Evans	15,000	$94,200
Edwin A. Levy	10,000	$10,050

Compensation Committee Interlocks and Insider Participation.

The members of our compensation committee during 2012 were Donald C. Bedell, Richard L. Knowlton (through August 12, 2012), William J. Doré (beginning August 13, 2012), and Edwin A. Levy. The committee was chaired by Mr. Bedell. None of such individuals are or have been an officer or employee of the Company, nor did we enter into any transactions with such individuals during 2012 (other than the payment of director’s fees and other compensation, as noted above, solely in their capacity as directors).

Mr. Novelly, our chairman of the board and chief executive officer, and Mr. Mikles, our president and one of our directors, are both directors of Boss Holdings, Inc. Mr. Novelly is a member of Boss Holdings, Inc.’s compensation committee. Mr. Novelly, Mr. Levy (one of our directors and a member of our compensation committee), Mr. Bedell (one of our directors and a member of our compensation committee), and Mr. Manheim (one of our directors and a member of our audit committee) are directors of World Point Terminals, Inc.; World Point Terminals, Inc. does not have a separate compensation committee.

Compensation Committee Report.

The compensation committee of our board has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on this review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this annual proxy statement

Donald C. Bedell, William J. Doré, and Edwin A. Levy

Independent Public Accountants.

The following table shows the aggregate fees billed to us by RubinBrown LLP for professional services attributable to 2011 and 2010.

	2011	2012
Audit Fees	$250,000	$250,000
Audit-Related Fees	30,550	30,500
Tax Fees	17,500	21,500
All Other Fees	-	-
Total	$298,050	$302,000

Audit fees include professional services rendered by RubinBrown LLP to us for the audit of our annual financial statements and review of financial statements included in our Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for 2011 and 2012. Audit related fees include assurance and related services provided by RubinBrown LLP to us that are reasonably related to the performance of the audit or review of our financial statements and are not included in audit fees. Tax fees include professional services rendered by RubinBrown LLP for tax compliance, tax advice, and tax planning. These services include a review and preparation of our federal income tax return and several state income tax returns. All other fees include any services provided by RubinBrown LLP to us that are not otherwise included in the other three categories. RubinBrown LLP did not provide any other services to us in 2012.

Our audit committee approves the engagement of our independent auditors prior to their rendering audit or non-audit services and sets their compensation. Pursuant to SEC regulations, our audit committee approves all fees payable to the independent auditors for all routine and non-routine services provided. Our audit committee considers and approves the budget for the annual audit and financial statement review services prior to the initiation of the work. Non-routine services in the ordinary course of business which are not prohibited under SEC regulation, such as tax planning, tax compliance, and other services generally, are pre-approved on a case-by-case basis. All audit related services, tax services, and other services for 2012 were approved by our audit committee through the engagement process.

None of the hours expended on RubinBrown LLP’s engagement to audit our financial statements for 2012 were attributed to work performed by persons who were not RubinBrown LLP’s full-time, permanent employees.

Our audit committee is also required to consider the independence of RubinBrown LLP when engaging the firm to perform audit-related and other services. It was determined by our audit committee that audit-related and other services provided and the fees paid for those services for 2012 were compatible with maintaining the independence of RubinBrown LLP.

Financial Information - Annual Report.

Our Annual Report for the year ended December 31, 2012 is included herewith. We will provide without charge additional copies of our Annual Report upon written request. Requests and related inquiries should be directed to Corporate Secretary, FutureFuel Corp., 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105.

Other Proposed Actions.

Our board knows of no other matter to come before the 2013 annual meeting of our shareholders. However, if any other matter requiring a vote of the shareholders arises, it is the intention of the persons named in the accompanying shareholder proxy to vote such proxy in accordance with their best judgment.

Voting Procedures.

Required Vote.

In accordance with Delaware law and our bylaws, our directors will be elected at the 2013 annual meeting of our shareholders by a plurality of the votes cast by shareholders. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting. Any other matter on which shareholders vote at the 2013 annual meeting, including ratification of the appointment of RubinBrown LLP as our independent auditor for the year ending December 31, 2013, will be determined by the affirmative vote of a majority of the votes cast.

Quorum.

The presence, in person or by proxy, of shareholders owning shares of our common stock representing a majority of the votes entitled to be cast by shareholders at the 2013 annual meeting will constitute a quorum for the transaction of business at the annual meeting for which shareholders have the right to vote. Shareholders who deliver valid proxies or vote in person at the annual meeting will be considered part of the respective quorums. Once a share is represented for any purpose at the annual meeting, it is deemed present for quorum purposes for the remainder of the annual meeting and for any adjourned meeting. We will count abstentions as present and entitled to vote for purposes of determining the applicable quorum.

Proxies and Voting.

Shares of our common stock represented by properly executed proxies will, unless the proxies have been properly revoked, be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, will be voted FOR the: (i) election of Edwin A. Levy and Donald C. Bedell as Class A directors of the Company; and (ii) approval of the appointment of RubinBrown LLP as our independent auditor for 2013. You can vote for approval of a particular proposal by marking the shareholder proxy card enclosed herewith with an “X” in the box under “FOR” for such proposal. If you do not wish to vote “FOR” the election of Edwin A. Levy or Donald C. Bedell, you can mark the shareholder proxy card with an “X” in the box under “WITHHOLD” for Item 1 on the card next to their respective names, and you can vote against approval of any of the other proposals by marking the shareholder proxy card with an “X” in the box under “AGAINST” for such proposal. Abstentions (other than with respect to the election of directors) may be specified with respect to any of the resolutions by properly marking with an “X” in the box under “ABSTAIN” on the shareholder proxy card, and will be counted as present for the purpose of determining the existence of a shareholder quorum.

If you own shares in “street name” in an account at a bank or brokerage firm, we generally cannot mail our proxy materials directly to you. You may instead receive a voting instruction form with this Proxy Statement that you should use to instruct how your shares are to be voted, and you should also vote your shares by completing, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form. If your shares are held by a brokerage firm, the brokerage firm may under certain circumstances vote your shares. Such entities may have authority to vote their customers’ shares on certain routine matters, including the ratification of auditors. When a firm votes its customers’ shares on routine matters, those shares are also counted for the purpose of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customers’ shares on non-routine matters without instructions from the customers. Accordingly, those shares are not counted as votes against a non-routine matter, but rather are not counted at all for such a matter. Proposal 1 (election of directors) is not considered a routine matter under the NASDAQ Stock Market and New York Stock Exchange rules, so brokers do not have discretionary authority to vote shares held in street name on that item. If you hold your shares in street name and wish for your shares to be voted on this matter, you must provide your broker with voting instructions.

You may also attend the 2013 annual meeting of our shareholders and vote your shares. We encourage you to vote your shares by proxy even if you plan to attend the annual meeting. If you do attend the annual meeting, you will be asked to present valid photo identification, such as a driver’s license or passport. If you hold your stock in an account at a brokerage firm or bank (in nominee name), you will need to bring a copy of an account statement reflecting such ownership on or after the July 1, 2013 record date for the meeting.

Delivery of Documents to Security Holders Sharing an Address.

Our Annual Report, Proxy Statement, and Notice of Internet Availability of Proxy Materials are being delivered to each shareholder of record, even if two or more shareholders of record share an address. Shareholders sharing an address can request delivery of a single copy of our Annual Reports, Proxy Statements, and Notices of Internet Availability of Proxy Materials by requesting the same to our corporate secretary at 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105.

Shareholder Approval of Executive Compensation.

On July 15, 2011, we held our annual shareholder meeting for 2011, at which a quorum of our shareholders was present either in person or by proxy. The matters submitted to a vote of our shareholders at such meeting included:

(1)	an advisory vote on the compensation of our named executive officers; and

(2)	an advisory vote on the frequency of an advisory vote on the compensation of our named executive officers.

Those matters were approved at the 2011 annual meeting. In light of this advisory vote on the frequency of an advisory vote on the compensation of our named executive officers, pursuant to section 14A of the Exchange Act, we will include a shareholder vote on the compensation of our named executive officers in our proxy materials for our annual shareholder meeting every three years, the next such vote to be held during our 2014 annual shareholder meeting. Such votes are non-binding.

By Order of the Board of Directors

Ann P. Faitz, Secretary

July 8, 2013

FUTUREFUEL CORP.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 12, 2013.

Vote by Internet

- Go to **www.envisionreports.com/FF**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Edwin A. Levy	☐	☐	02 - Donald C. Bedell	☐	☐

+

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

2 2 A V 1 6 6 3 1 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

01OJVA

TO THE SHAREHOLDERS OF FUTUREFUEL CORP.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

FUTUREFUEL CORP.

Proxy — FUTUREFUEL CORP.

Notice of 2013 Annual Meeting of Shareholders

8235 Forsyth Blvd., 8th Floor
Clayton, Missouri 63105

Proxy Solicited by Board of Directors for Annual Meeting — August 12, 2013

Each of Paul A. Novelly and Christopher Schmitt is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of FutureFuel Corp. to be held on August 12, 2013 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)